Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION

2004 Stock Incentive Plan, as Amended and Restated

Nonstatutory Stock Option Agreement

No. of Shares Subject to Option: 594,851

THIS AGREEMENT, dated the 11th of December, 2006 (the “Date of Grant”), between CAPITAL ONE FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and Richard D. Fairbank (“Optionee”), is made pursuant and subject to the provisions of the Company’s 2004 Stock Incentive Plan, as amended and restated, (the “Plan”), and all terms used herein that are defined in the Plan shall have the same meaning given them in the Plan unless they are otherwise defined herein:

W I T N E S S E T H :

1. Grant of Option. Pursuant and subject to the terms and conditions of the Plan and of this Agreement, the Company has granted to Optionee, effective the Date of Grant, the right and option to purchase from the Company (the “Option”) all or any part of an aggregate of 594,851 shares of Company Stock (the “Option Shares”) at the purchase price per share of $76.45 (the “Option Price”), being not less than 100% of the Fair Market Value per share of the Common Stock on the Date of Grant, such Option to be exercisable as hereinafter provided. The Option shall be a nonstatutory option that does not receive favorable tax treatment under Section 422.

2. Terms and Conditions. The Option evidenced by this Agreement is subject to the following terms and conditions:

(a) Expiration Date. The Option shall expire ten years from the Date of Grant unless earlier terminated as provided for herein.

(b) Transferability. The Option shall be nontransferable.

(c) Vesting of Option. Subject to the provisions of Section 3 below, the Option shall become exercisable in full for all of the Option Shares on the fifth anniversary of the Date of Grant. Notwithstanding the foregoing, the Option shall become fully exercisable if a Change of Control occurs or upon death or Disability of Optionee, as such terms are defined in the Plan.

(d) Method of Exercising and Payment for Shares. The Option may be exercised by:

(i) Following the procedures for the exercise of an Option as may be established from time to time by the Company or its designated agent (the “Procedures”). The Company will notify Optionee of the Procedures which will specify (1) any required notification, whether oral or written, to the Company or its designated agent; (2) the method for cash payment of the Option Price and any additional amounts to the Company or its designated agent; (3) if an Optionee elects to substitute for all or any portion of the cash payment shares of Company Stock that an Optionee has owned for at least six months (valued at the Fair Market Value on the exercise date), the method for delivery of such shares of Company Stock to the Company or its designated agent; (4) if the Optionee exercises by means of a so-called “cashless exercise”, any requirements related to such cashless exercise and (5) any other requirements, including completion of any required tax or other forms, which must be completed prior to the exercise of the Option. The Optionee may contact the Human Resources Department at the Company’s West Creek office in Richmond, Virginia to obtain a copy of the Procedures; or

(ii) Delivering written notice of exercise to the Human Resources Department at the Company’s West Creek office in Richmond, Virginia. Such notice shall be accompanied by payment of the Option Price in full by cash (which shall include payment by check, bank draft or money order payable to the order of the Company). Instead of paying Optionee may by election substitute for all or any portion of the cash payment, the delivery of shares of Company Stock that Optionee has owned for at least six months (valued at their Fair Market Value on the date of exercise) duly endorsed for transfer, or Optionee may exercise the Option by means of a so-called “cashless exercise” pursuant to which Company Stock may be issued directly to Optionee’s designated broker/dealer upon receipt by the Company of the Option Price in cash from such broker/dealer.

The exercise date will be, in the case of (i) above, the date upon which all of the Procedures have been completed by the Optionee, or such later date as agreed to by the Optionee and the Company or its designated agent, and in the case of (ii) above, the date that the written notice, together with any accompanying payment, is received by the Company.

3. Termination of Employment. If Optionee’s employment with the Company or any Subsidiary terminates for any reason other than Retirement, Optionee shall forfeit all rights under the Option except to the extent that Optionee is vested in the Option. Notwithstanding the foregoing, in the event of termination of Optionee’s employment by reason of Retirement before vesting of the Option, the Option shall continue to vest (to the extent not already vested) and shall become exercisable in full for all of the Option Shares on the fifth anniversary of the Date of Grant. Except as otherwise provided in subsections 3(a), 3(b) and 3(c) below, the right of Optionee and Optionee’s successors in interest to exercise the Option shall terminate three months after the date Optionee’s employment terminates (but no later than the expiration date of the Option period specified in subsection 2(a) above).

(a) Exercise following Death. Except as provided in subsection 3(c), if Optionee dies while employed by the Company or any Subsidiary or within three months following termination of employment, and before the exercise in full or expiration of the Option, Optionee’s estate, or the person or persons to whom the rights under the Option shall have passed by will or the laws of descent and distribution, may exercise the Option at any time within one year next following Optionee’s death (but in any event before the expiration date of the Option period specified in subsection 2(a) above).

(b) Exercise following Disability. In the event of termination of Optionee’s employment by the Company or any Subsidiary by reason of Disability approved by the Company before exercise in full or expiration of the Option, Optionee may exercise the Option at any time within one year next following such termination of employment (but in any event before the expiration date of the Option period specified in subsection 2(a) above).

(c) Exercise following Retirement. In the event of termination of Optionee’s employment by reason of Retirement, Optionee may exercise the Option at any time subsequent to vesting and within five years following the date of Retirement (but in any event before the expiration date of the Option period specified in subsection 2(a) above). Notwithstanding the foregoing, in the event that the Optionee dies during the five year period following his termination of employment by reason of Retirement, the Option shall immediately become fully exercisable (if not exercisable already) and Optionee’s estate or the person or persons to whom the rights under the Option shall have passed by will or the laws of descent and distribution, may exercise the Option at any time within one year next following Optionee’s death (but in any event before the expiration date of the Option period specified in subsection 2(a) above).

For purposes of this Section 3, it shall not be considered a termination of employment if Optionee is placed by the Company or any Subsidiary on military or sick leave or such other type of leave of absence that the Committee in its sole discretion considers as continuing the employment relationship intact. At the time of any exercise of any Option exercised pursuant to this Section 3, the Option Price shall be paid in full as provided in Section 2.

4. Governing Law. This Agreement shall be governed by federal law and, to the extent not preempted thereby, by the laws of the Commonwealth of Virginia.

5. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

6. Optionee Bound by Plan. In consideration of the grant of the Option, Optionee agrees that he will comply with such conditions as the Board of Directors and the Committee may impose on the exercise of the Option and be bound by the terms of the Plan.

7. Change in Capital Structure. In the event of changes in the capital structure of the Company, appropriate adjustments in the number of shares for which the Option shall be exercisable, the Option Price, or both, shall be made, as provided in Section 4.4 of the Plan.

8. Tax Obligations Upon Exercise of Options. The difference, on the date of exercise, between the fair market value of Company Stock purchased and the Option Price is compensation taxable to Optionee as ordinary income on the date of exercise and subject to applicable federal and state taxes that the Company is obligated to withhold. Optionee is required to make arrangements suitable to the Company for the payment of all applicable withholding taxes. By a timely election, Optionee may elect to have the Company withhold upon exercise the number of shares of Company Stock having a fair market value equal to the minimum applicable withholding taxes.

9. Employment Status. This Agreement does not constitute a contract of employment nor does it alter Optionee’s terminable at will status or otherwise guarantee future employment.

10. Binding Effect. This Agreement shall be binding upon, enforceable against, and inure to the benefit of Optionee, his legatees, distributees and personal representatives, and the Company and its successors and assigns.

11. Forfeiture Event. Optionee agrees to reimburse the Company with respect to the Option to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, as determined by the independent members of the Board in their discretion.

The Company from time to time distributes and makes available to associates a disclosure document relating to the Plan. You may also contact the HR Help Center to obtain a copy of the Plan disclosure document and the Plan. You should carefully read the Plan disclosure document and the Plan. By accepting the benefits of this Option you acknowledge receipt of the Plan, and the Plan disclosure document and agree to be bound by the terms of this Option and the Plan.

IN WITNESS WHEREOF, CAPITAL ONE FINANCIAL CORPORATION has caused this Agreement to be signed on its behalf.

CAPITAL ONE FINANCIAL CORPORATION

By:
Mayo A. Shattuck, III Chairman, Compensation Committee

RICHARD D. FAIRBANK